NEWCASTLE INVESTMENT CORP.

Contact:
Lilly H. Donohue
Director of Investor Relations
212-798-6118

Nadean Finke
Investor Relations
212-479-5295

Newcastle Announces Record First Quarter 2007 Results

First Quarter Highlights

-	FFO of $0.71 per diluted share, up 9.2% from the first quarter 2006

-	FFO return on average invested equity of 15.3%

-	Declared 1Q07 dividend of $0.69 per share, our eighteenth consecutive quarter of stable or growing dividends

-	Record $2.2 billion of new acquisitions in the quarter

-	Raised $123 million of equity capital through the issuance of 2.42 million common and 2 million perpetual preferred shares

New York, NY, May 3, 2007 - Newcastle Investment Corp. (NYSE: NCT) reported that for the quarter ended March 31, 2007, Funds from Operations (“FFO”) were $33.9 million, or $0.71 per diluted share, compared to $0.65 per diluted share for the first quarter 2006. The Company generated an FFO return on average invested equity of 15.3% for the first quarter 2007.

For the three months ended March 31, 2007, income available for common stockholders was $33.7 million, or $0.70 per diluted share, compared to $0.65 per diluted share for the first quarter 2006.

For the quarter ended March 31, 2007, we declared a dividend of $0.69 per common share.

Our GAAP common equity book value was $18.39 per share or a total of $886 million at March 31, 2007 versus $19.68 per share or $899 million at year end 2006.

Kenneth Riis, Newcastle’s Chief Executive Officer and President, commented, “We had a record quarter both in terms of earnings and investment activity - FFO of $0.71 per share was the highest to date and we closed on $2.2 billion of new investments. The significant widening of credit spreads experienced in the quarter created opportunities to invest new capital at attractive risk-adjusted returns. It also demonstrated the stability of our business model as fluctuations in the value of our securities portfolio had no impact on our earnings or ability to pay dividends.”

For a reconciliation and discussion of GAAP net income to FFO and GAAP book equity to invested common equity, please refer to the tables following the presentation of GAAP results.

Selected Financial Data (Unaudited) ($ in millions, except per share data)
Operating Data:	Three Months Ended March 31, 2007		Three Months Ended March 31, 2006
	(Amount)	(per diluted share)	(Amount)	(per diluted share)
Funds from operations	$33.9	$0.71	$28.7	$0.65
Income available for common stockholders	$33.7	$0.70	$28.6	$0.65

Balance Sheet Data:	As of March 31, 2007	As of December 31, 2006
Total assets	$10,221	$8,604
Total liabilities	9,182	7,602
Common stockholders’ equity	886	899
Preferred stock	153	103
Total equity	1,039	1,002

The following table summarizes our investment portfolio at March 31, 2007 and December 31, 2006 ($ in millions):

	As of March 31, 2007		As of December 31, 2006
Core	Face Amount	% Total	Face Amount	% Total
Real Estate Securities and Related Loans	$6,782	65.2%	$6,196	71.7%
Subprime Loans, Held for Sale	1,049	10.1%	-	0.0%
Residential Mortgage Loans	759	7.3%	813	9.4%
Subprime Loans Subject to Call Option	299	2.8%	299	3.5%
Investment in Real Estate Joint Venture	38	0.4%	38	0.4%

Subtotal	$8,927	85.8%	$7,346	85.0%

Non-Core
Agency RMBS	$1,349	13.0%	$1,178	13.6%
ICH Loans	122	1.2%	123	1.4%

Total Portfolio	$10,398	100.0%	$8,647	100.0%

The following tables compare certain supplemental data relating to our investment portfolio at March 31, 2007 versus December 31, 2006:

Supplemental Data:
	Total Portfolio		Core Portfolio
	March 31, 2007	December 31, 2006	March 31, 2007	December 31, 2006
Weighted average asset yield	7.45%	7.28%	7.80%	7.63%
Weighted average liability cost	5.88%	5.85%	6.03%	6.00%
Weighted average net spread	1.57%	1.43%	1.77%	1.63%

First Quarter Investment Activity

We purchased $2.2 billion of assets in the first quarter, and in addition, committed to purchase $248 million of assets that will close subsequent to quarter-end, our most active quarter to date.

Of the first quarter closings, $374 million was financed off balance sheet through total rate of return swaps. We recorded a deposit of $56 million towards the total rate of return swaps.

The following table details our funded acquisitions in the quarter ($ in millions):

Real Estate Securities and Loans	Face Amount	Number	Credit(1)	WA Credit Spread(2)
Commerical Real Estate Mezzanine Loans	$508	4	78%	360
Bank Loans	292	8	55%	217
Commerical Real Estate B-Notes	60	2	56%	363
Commerical Real Estate Whole Loans	46	1	78%	178
Commercial Mortgage Backed Securities (CMBS)	47	3	BBB	167
Real Estate Related Asset Backed Securities (ABS)	10	1	BBB-	335
Total Real Estate Securities and Loans	963	19		298

Residential Mortgage Loans
Subprime Loans, Held for Sale	1,051	4,402	642	NR

Agency RMBS	220	7	AAA	69
TOTAL	$2,234

(1) Credit represents weighted average rating for rated assets, LTV for non-rated assets, FICO score for residential mortgage loans and implied AAA for Agency RMBS.

(2) Average spread based on applicable benchmark (US Treasury for fixed and LIBOR for floating).

In the quarter, we also sold 10 real estate securities totaling $88 million with an average rating of BBB-.

Kenneth Riis noted, “We took advantage of the dislocation in the subprime residential market with the acquisition of $1.3 billon of loans, representing 75% of our original commitment made in March. Our ability to underwrite the risk and have a Fortress affiliate service the loans, positioned us well to invest in this transaction. We also continue to see good relative value in the commercial and corporate sector as almost half of our new asset acquisitions were commercial real estate debt and bank loans.”

Capital Markets Activity

First quarter activities include:

-	In January, we issued 2.42 million common shares, for net proceeds of approximately $75 million.

-	In March 2007, we issued 2 million shares of newly designated 8.375% Series D Cumulative Redeemable Preferred Stock for net proceeds of $48 million.

-	The net proceeds from both capital raises were used to pay down amounts drawn on our credit facility to fund new acquisitions.

Subsequent to quarter-end activities:

-	In April, we issued 4.56 million common shares, and raised net proceeds of approximately $125 million. The proceeds were used to pay down amounts drawn on our credit facility to fund new acquisitions.

-
In April, we priced our tenth collateralized debt obligation (“CDO”). The proceeds from this issuance were used to term finance an $825 million portfolio of newly acquired mezzanine loans, bank loans, B-Notes, CMBS and other commercial real estate assets including whole loans. Net of this financing, we expect to invest approximately $120 million of capital with a targeted return on equity of 16.5%.

Ms. Debra Hess, our Chief Financial Officer commented, “Since year-end, we have raised and invested $250 million of equity capital. We were opportunistic in tapping the capital markets as the added liquidity enabled us to take advantage of market dislocations and make accretive investments. We also entered into multiple financing arrangements with flexible terms that position us well for future growth.”

Investment Portfolio

The following table details our investment portfolio at March 31, 2007 ($ in millions):

Real Estate Securities and Related Loans	Face Amount	% of Total Portfolio	Number	Credit(1)	WA Life
CMBS	$2,462	23.7%	294	BBB-	5.4
Mezzanine Loans	1,447	13.9%	27	68%	2.4
REIT Debt	954	9.2%	96	BBB-	6.0
ABS	862	8.3%	153	BBB	3.0
Bank Loans	543	5.2%	13	57%	3.2
B-Notes	346	3.3%	12	65%	2.7
Real Estate Loans	128	1.2%	5	74%	1.8
ABS Residual	40	0.4%	1	NR	2.3
Total Core Real Estate Securities and Loans	6,782	65.2%	601		4.1
Agency RMBS	1,349	13.0%	42	AAA	4.3
Total Real Estate Securities and Loans	8,131	78.2%	643		4.2
Residential Mortgage Loans
Manufactured Home Loans	618	5.9%	17,660	691	5.8
Residential Mortgage Loans	141	1.4%	423	718	2.8
Total Residential Mortgage Loans	759	7.3%	18,083	696	5.2

Subprime Loans Held for Sale	1,049	10.1%	4,402	642	2.5
Other	459	4.4%	182		2.3

TOTAL	$10,398	100.0%			4.0

(1) Credit represents weighted average rating for rated assets, LTV for non-rated commercial assets, FICO score for non-rated residential assets and implied AAA for Agency RMBS.

Total real estate securities and loans of $8.1 billion face amount representing 78.2% of the total portfolio.

-	$6.8 billion or 84% of this portfolio is rated by third parties, or had an implied AAA rating, with a weighted average rating of BBB.

-	$4.7 billion or 58% of this portfolio has an investment grade rating (BBB- or higher) or an implied AAA rating.

-
The weighted average credit spread (i.e., the yield premium on our investments over the comparable US Treasury or LIBOR) for the core real estate securities and loans (excluding subprime residual) of $6.8 billion was 2.81% at March 31, 2007 versus 2.56% at December 31, 2006.

-	The core real estate securities and loans portfolio had 601 investments. The largest investment was $321 million and the average investment size was $11 million.

-
The credit profile of our real estate securities portfolio continued to improve during the first quarter. This can be demonstrated by the ratio of upgrades to downgrades in the quarter, where 29 securities ($235 million face amount) experienced credit rating upgrades, versus 6 securities ($65 million face amount) which experienced a credit rating downgrade.

Residential mortgage loans of $759 million face amount, representing 7.3% of the total portfolio.

-	These residential loans are to high quality borrowers with an average FICO score of 696.

-	Our residential and manufactured housing loans were well diversified with 423 and 17,660 loans, respectively.

Subprime loans held for sale of $1.0 billion face amount, representing 10.1% of the total portfolio.

-	Our subprime loans held for sale were well diversified with 4,402 loans.

-	Approximately 95% of the portfolio is secured first liens and 93% are owner occupied.

Conference Call

Newcastle’s management will conduct a live conference call today, May 3, 2007, at 1:00 P.M. eastern time to review the financial results for the quarter ended March 31, 2007. All interested parties are welcome to participate on the live call. You can access the conference call by dialing (888) 811-7286 (from within the U.S.) or (913) 981-4902 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle First Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. An online replay of the webcast will be available until June 30, 2007.

A telephonic replay of the conference call will also be available from 3:00 P.M. eastern time on May 3, 2007 until 11:59 P.M. eastern time on Thursday, May 10, 2007 by dialing (888) 203-1112 (from within the U.S.) or (719) 457-0820 (from outside of the U.S.); please reference access code “3124207.”

About Newcastle

Newcastle Investment Corp. owns and manages a $10.4 billion highly diversified real estate debt portfolio with moderate credit risk that is primarily financed with match funded debt. Our business strategy is to “lock in” and optimize the difference between the yield on our assets and the cost of our liabilities. Newcastle is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. Newcastle is managed by an affiliate of Fortress Investment Group LLC, a global alternative asset management firm with approximately $35.1 billion in assets under management as of December 31, 2006. For more information regarding Newcastle Investment Corp. or to be added to our e-mail distribution list, please visit www.newcastleinv.com.

Safe Harbor

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the stability of our business model and achievement of certain goals. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; Newcastle can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Newcastle's expectations include, but are not limited to, the risk that we can find additional suitably priced investments; the risk that investments made or committed to be made cannot be financed on the basis and for the term at which we expect; the relationship between yields on assets which are paid off and yields on assets in which such monies can be reinvested; the relative spreads between the yield on the assets we invest in and the cost of financing. Such forward-looking statements speak only as of the date of this press release. Newcastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Newcastle Investment Corp.
Consolidated Statements of Income
(dollars in thousands, except share data)
(Unaudited)

	For the Three Months Ended March 31,
	2007	2006
Revenues
Interest income	$162,221	$113,907
Rental and escalation income	1,253	2,008
Gain on sale of investments, net	2,212	1,928
Other income	743	5,705
	166,429	123,548
Expenses
Interest expense	116,757	76,965
Property operating expense	1,036	818
Loan and security servicing expense	1,983	2,006
Provision for credit losses	2,036	2,007
Provision for losses, loans held for sale	-	4,127
General and administrative expense	1,337	1,630
Management fee to affiliate	3,906	3,471
Incentive compensation to affiliate	3,688	2,852
Depreciation and amortization	329	199
	131,072	94,075

Income before equity in earnings of unconsolidated subsidiaries	35,357	29,473
Equity in earnings of unconsolidated subsidiares	847	1,195
Income from continuing operations	36,204	30,668
Income (loss) from discontinued operations	(13)	251
Net Income	36,191	30,919
Preferred dividends	(2,515)	(2,328)
Income Available For Common Stockholders	$33,676	$28,591
Net Income Per Share of Common Stock
Basic	$0.71	$0.65
Diluted	$0.70	$0.65
Income from continuing operations per share of common stock, after preferred dividends
Basic	$0.71	$0.64
Diluted	$0.70	$0.64
Income from discontinued operations per share of common stock
Basic	$-	$0.01
Diluted	$-	$0.01
Weighted Average Number of Shares of
Common Stock Outstanding
Basic	47,572,895	43,944,820
Diluted	47,823,497	44,063,940

Dividends Declared per Share of Common Stock	$0.690	$0.625

Newcastle Investment Corp.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(Unaudited)

	March 31, 2007 (unaudited)	December 31, 2006
Assets
Real estate securities, available for sale	$5,581,179	$5,581,228
Real estate related loans, net	2,138,974	1,568,916
Residential mortgage loans, net	752,590	809,097
Subprime mortgage loans, held for sale	1,018,080	-
Subprime mortgage loans subject to call option	289,021	288,202
Investments in unconsolidated subsidiaries	22,778	22,868
Operating real estate, net	29,684	29,626
Cash and cash equivalents	3,929	5,371
Restricted cash	267,903	184,169
Derivative assets	51,032	62,884
Receivables and other assets	65,801	52,031
	$10,220,971	$8,604,392
Liabilities and Stockholders' Equity

Liabilities
CBO bonds payable	$4,282,503	$4,313,824
Other bonds payable	649,853	675,844
Notes payable	109,922	128,866
Repurchase agreements	2,198,064	760,346
Repurchase agreements subject to asset backed commercial paper facility	1,312,209	1,143,749
Financing of subprime mortgage loans subject to call option	289,021	288,202
Credit facility	125,500	93,800
Junior subordinated notes payable (security for trust preferred)	100,100	100,100
Derivative liabilities	22,726	17,715
Dividends payable	35,003	33,095
Due to affiliates	5,035	13,465
Accrued expenses and other liabilities	52,085	33,406
	9,182,021	7,602,412
Stockholders' Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 2,500,000 shares of 9.75% Series B Cumulative Redeemable Preferred Stock
1,600,000 shares of 8.05% Series C Cummulative Redeemable Preferred Stock,
and 2,000,000 shares of 8.375% Series D Cummulative Redeemable Preferred Stock
liquidation preference $25.00 per share, issued and outstanding	152,500	102,500
Common stock, $0.01 par value, 500,000,000 shares authorized, 48,209,699 and
45,713,817 shares issued and outstanding at March 31, 2007 and
December 31, 2006, respectively	482	457

Additional paid-in capital	908,368	833,887

Dividends in excess of earnings	(10,437)	(10,848)

Accumulated other comprehensive income	(11,963)	75,984
	1,038,950	1,001,980
	$10,220,971	$8,604,392

Newcastle Investment Corp.
Reconciliation of GAAP Net Income to FFO
(dollars in thousands)
(Unaudited)

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
Net income available for common stockholders	$33,676	$28,591
Operating real estate depreciation	256	131
Funds from operations (“FFO”)	$33,932	$28,722

We believe FFO is one appropriate measure of the operating performance of real estate companies because it provides investors with information regarding our ability to service debt and make capital expenditures. We also believe that FFO is an appropriate supplemental disclosure of operating performance for a REIT due to its widespread acceptance and use within the REIT and analyst communities. Furthermore, FFO is used to compute our incentive compensation to our manager. FFO, for our purposes, represents net income available for common stockholders (computed in accordance with GAAP), excluding extraordinary items, plus real estate depreciation, and after adjustments for unconsolidated subsidiaries, if any. We consider gains and losses on resolution of our investments to be a normal part of our recurring operations and therefore do not exclude such gains and losses when arriving at FFO. Adjustments for unconsolidated subsidiaries, if any, are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs. Our calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

Newcastle Investment Corp.
Reconciliation of GAAP Book Equity to Invested Common Equity
(dollars in thousands)
(Unaudited)

March 31, 2007
Book equity	$1,038,950
Preferred stock	(152,500)
Accumulated depreciation on operating real estate	4,487
Accumulated other comprehensive income	11,963
Invested common equity	$902,900